UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2010

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 80th Street, Kenosha, WI 53143

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Snap-on Incorporated (the “Company”) held its 2010 Annual Meeting of Shareholders on April 22, 2010. The shareholders (i) elected four members of the Company’s Board of Directors, whose terms were up for re-election, to serve until the Annual Meeting in the year 2013; and (ii) ratified the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent auditor for 2010. There were 57,762,581 outstanding shares eligible to vote as of February 22, 2010, the record date for the 2010 Annual Meeting.

The directors elected to the Company’s Board for terms expiring at the Annual Meeting in the year 2013, as well as the number of votes cast for, against, abstentions and broker non-votes with respect to each of these individuals, are set forth below:

Director	For	Against	Abstentions	Broker Non-votes
John F. Fiedler	46,920,056	154,384	95,915	4,674,922
James P. Holden	45,495,207	1,549,948	125,200	4,674,922
W. Dudley Lehman	46,945,400	132,557	92,398	4,674,922
Edward H. Rensi	43,660,656	3,411,929	97,770	4,674,922

The terms of office for the following directors continue until the Annual Meeting in the year set forth below:

Director	Term	Director	Term
Roxanne J. Decyk	2011	Bruce S. Chelberg	2012
Nicholas T. Pinchuk	2011	Karen L. Daniel	2012
Richard F. Teerlink	2011	Nathan J. Jones	2012
		Arthur L. Kelly	2012

At the 2010 Annual Meeting, the proposal to ratify the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent auditor for 2010 received the following votes:

Votes for approval: 48,822,254                    Votes against: 2,904,226                    Abstentions: 118,797

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: April 23, 2010	By:	/S/ IRWIN M. SHUR
Irwin M. Shur
Vice President, General Counsel and Secretary